Exhibit 99.1

rennova health discusses BUSINESS UPDATE with the stock day podcast

WEST PALM BEACH, Fla. (December 9, 2020) – Rennova Health, Inc. (OTC: RNVA), (OTC: RNVAW) (“Rennova” or the “Company”), an owner and operator of rural hospitals in Tennessee, announces that Rennova CEO and President of the Company, Seamus Lagan, joined Stock Day host Everett Jolly for a business update.

Jolly began the interview by asking about the difficulties the rural healthcare industry is facing during the COVID-19 pandemic. Lagan explained that these difficulties include a reduction in revenue from scheduled visits and services, as well as increased costs associated with implementing visitor and staff safety, and acquiring protective equipment. “More recently, we’re seeing a lot more competition for staff, which is creating an additional strain on small hospitals,” said Lagan, adding that staff illness and the need for isolation is another difficulty for the rural healthcare community in the current pandemic.

“Have you made any changes to your business to help you survive these difficulties?” asked Jolly. “We’re always looking at ways to maintain and improve revenue,” said Lagan. “We’ve adopted a telehealth technology to support patients and staff when appropriate,” he continued. “We’ve invested in new equipment throughout the year at the facilities, particularly in diagnostic equipment that facilitates point of care testing for key tests in the emergency rooms,” he added. Lagan also shared that the Company has installed COVID testing equipment that provides a 15 minute turnaround time for results. “On top of the investments, we continue to build a very capable healthcare management team in our Knoxville office to oversee these facilities.”

“Do you expect any further financial assistance from the government or can you manage without it?” asked Jolly. “We sincerely hope that we will receive some additional financial assistance,” shared Lagan. “Like many others, we have applications submitted and are hopeful that our facilities qualify to receive some assistance very shortly,” said Lagan. “We’re in discussions for additional capital, but like many small facilities there is a current risk to an interruption of operations if some immediate assistance is not received.”

“Are you still confident in your business model?” asked Jolly. “The business model to operate small clusters of rural hospitals can definitely work. We’re starting to see advantages of a centralized management team and adoption of new technology and analytical tools to drive decision making,” explained Lagan. “We have to get through the current turmoil first, but we’re very confident that the long-term plan is solid,” he added.

Lagan then elaborated on the Company’s announcement regarding its agreement to separate its software and genetic diagnostics interpretation division into InnovaQor, Inc. “It will provide some additional opportunity to our shareholders. I’m really hoping that we have additional information available on this matter for shareholders in the coming days.”

To close the interview, Lagan expressed his confidence in the Company’s long-term goals as they continue to face the challenges of the pandemic. “We’re putting a management team in place that will be more than capable of growing this company to everything and more that we have anticipated,” said Lagan. “We’re still here and we still feel very confident that we can succeed in the long-term with our business.”

To hear Seamus Lagan’s entire interview, follow the link to the podcast here:

https://audioboom.com/posts/7747375-rennova-health-discusses-business-update-with-the-stock-day-podcast

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About Rennova Health, Inc.

Rennova operates three rural hospitals and a physician’s office in Tennessee and a physician’s office in Kentucky and provides industry-leading diagnostics and supportive software solutions to healthcare providers. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Rennova Health
Sebastien Sainsbury, 561-666-9818
ssainsbury@rennovahealth.com